Exhibit 99.1

News Release
Amkor Technology Reports First Quarter 2011 Financial Results
First Quarter 2011
•	Net sales $665 million
•	Gross margin 19%
•	Net income $25 million
•	Earnings per diluted share $0.10
CHANDLER, Ariz. — April 28, 2011 — Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor assembly and test services, today announced financial results for the first quarter ended March 31, 2011, with net sales of $665 million, net income of $25 million, and earnings per diluted share of $0.10.
“First quarter results were consistent with our expectations even though sales were reduced by approximately $6 million due to the impact of the Japan earthquake on our Kitakami operations,” said Ken Joyce, Amkor’s president and chief executive officer. “Gross margin of 19% was at the top of our expected range. We saw typical seasonal softness during the quarter, and our strong position in gaming amplified these seasonal patterns. We also saw weakness in networking and certain consumer electronics due to inventory adjustments by some of our customers.”
Selected financial information for the first quarter 2011 is as follows:
•	Net Sales: $665 million, down 11% from $751 million in the prior quarter, and up 3% from $646 million in the first quarter 2010
•	Gross Margin: 19%, compared to 21% in the prior quarter and 21% in the first quarter 2010
•	Net Income: $25 million, down from $51 million in the prior quarter, and down from $44 million in the first quarter 2010
•	Earnings Per Diluted Share: $0.10, down from $0.20 in the prior quarter, and down from $0.18 in the first quarter 2010

“We delivered a solid gross margin of 19% despite the challenging demand environment, continued pressure from unfavorable foreign currency exchange rate movements, higher gold prices and the events in Japan,” said Joanne Solomon, Amkor’s executive vice president and chief financial officer. “We kept a tight focus on labor and other manufacturing costs during this seasonally slower time of the year.”
“Capital additions were $105 million during the first quarter, primarily in support of the communications area. We also delivered positive free cash flow results,” continued Solomon.
Cash and cash equivalents were $393 million, and net debt was $851 million, at March 31, 2011. In January 2011, all $100 million of our 6.25% Convertible Notes due 2013 were converted into 13.4 million shares of Amkor Common Stock.
Selected operating data for the first quarter 2011 are included in a section before the financial statements.
Business Outlook
“We remain optimistic about solid growth in the second half 2011, although there is less visibility due to the situation in Japan,” said Joyce. “Because of the current uncertainties in the electronics industry supply chain, we have reduced our sales expectations for the second quarter 2011 by $50 million,” added Joyce. “Our guidance for the second quarter is also negatively impacted by unexpected weakness in demand for wireless baseband chips by a single OEM.”
Based upon the currently available information, we have the following expectations for the second quarter 2011:
•	Net sales of $650 million to $700 million, down 2% to up 5% from the prior quarter
•	Gross margin between 16% and 20%
•	Net income of $8 million to $37 million, or $0.04 to $0.15 per diluted share
•	Capital additions of around $125 million for the second quarter, and capital additions of around $450 million for the full year

Conference Call Information
Amkor will conduct a conference call on April 28, 2011, at 5:00 p.m. Eastern Daylight Time. This call is being webcast and can be accessed at Amkor’s web site: www.amkor.com. You may also access the call by dialing 877-941-1465. A replay of the call will be made available at Amkor’s web site or by dialing 800-406-7325 (access pass code #4435872). The webcast is also being distributed over Thomson Reuters’ Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters’ individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters’ Individual Investor Network. Institutional investors can access the call via Thomson Reuters’ password-protected event management site, Street Events (www.streetevents.com).
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements made regarding: visibility and uncertainties in the electronics industry supply chain and reductions in our sales expectations due to the situation in Japan, weakness in demand for wireless baseband chips, the amount and timing of our capital additions in 2011, growth in the second half of the year, and our current business outlook for the second quarter 2011, including our expected net sales, gross margin, net income, earnings per diluted share and capital additions. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•	Uncertainties in demand, disruptions in production and the electronic industry supply chain and potential increased costs arising out of the Japan earthquake and tsunami;
•	the highly unpredictable nature of the semiconductor industry;
•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers;
•	inability to achieve high capacity utilization rates;
•	volatility of consumer demand for products incorporating our semiconductor packages;
•	dependence on key customers;
•	weakness in the forecasts of our customers;
•	customer modification of and follow through with respect to forecasts provided to us;

•	changes in tax rates and taxes as a result of changes in tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;
•	curtailment of outsourcing by our customers;
•	our substantial indebtedness and restrictive covenants;
•	failure to realize sufficient cash flow to fund capital additions;
•	the effects of a recession or other downturn in the U.S. and other economies worldwide;
•	disruptions or deficiencies in our controls resulting from the implementation of our new enterprise resource planning system;
•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters;
•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;
•	our ability to control costs;
•	competitive pricing and declines in average selling prices;
•	timing and volume of orders relative to production capacity;
•	fluctuations in manufacturing yields;
•	competition;
•	dependence on international operations and sales;
•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;
•	exchange rate fluctuations;
•	dependence on key personnel;
•	difficulties in managing growth;
•	enforcement of intellectual property rights;
•	environmental and other governmental regulations; and
•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contact:
Amkor Technology, Inc., Chandler
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

Sales Data:	Q1 2011	Q4 2010	Q1 2010
Packaging services (in millions):
Chip scale package	$231	$272	$205
Leadframe	170	176	179
Ball grid array	148	186	155
Other packaging	49	46	42

Packaging services	598	680	581
Test services	67	71	65

Total sales	$665	$751	$646

Packaging services:
Chip scale package	35%	36%	31%
Leadframe	26%	24%	28%
Ball grid array	22%	25%	24%
Other packaging	7%	6%	7%

Packaging services	90%	91%	90%
Test services	10%	9%	10%

Total sales	100%	100%	100%

Packaged units (in millions):
Chip scale package	475	590	455
Leadframe	1,573	1,579	1,954
Ball grid array	62	61	50
Other packaging	3	4	8

Total packaged units	2,113	2,234	2,467

Net sales from top ten customers	57%	57%	54%

Capacity Utilization (Packaging and test utilization separately presented beginning in Q4 2010. Prior periods were recalculated based on current methodology for comparability):
Packaging	71%	78%	84%
Test	71%	74%	68%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers. Prior periods were revised for an expanded sampling methodology and refinement of our classifications):

Communications (cell phones, Ethernet, WiMAX, wireless LAN, Bluetooth)	43%	40%	37%
Consumer (gaming, set top boxes, TV, portable media)	23%	26%	26%
Computing (PCs, servers, displays, hard disk drive, printers, other peripherals)	12%	12%	14%
Networking (infrastructure, routers, network servers)	12%	13%	14%
Other (auto, industrial)	10%	9%	9%

Total	100%	100%	100%

Gross Margin Data:
Net sales	100%	100%	100%
Cost of sales:
Materials	43%	43%	42%
Labor	14%	13%	13%
Other manufacturing	24%	23%	24%

Gross margin	19%	21%	21%

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2011	Q4 2010	Q1 2010
	(in millions, except per share data)
Capital Investment Data:
Property, plant and equipment additions	$105	$103	$73
Net change in related accounts payable and deposits	9	66	(6)

Purchases of property, plant and equipment	$114	$169	$67

Depreciation and amortization	$83	$87	$76

Free Cash Flow Data:
Net cash provided by operating activities	$120	$176	$104
Less purchases of property, plant and equipment	(114)	(169)	(67)

Free cash flow*	$6	$7	$37

Earnings per Share Data:
Net income attributable to Amkor — basic	$25	$51	$44
Adjustment for dilutive securities on net income:
Interest on 2.5% convertible notes due 2011, net of tax	—	—	—
Interest on 6.25% convertible notes due 2013, net of tax	—	2	2
Interest on 6.0% convertible notes due 2014, net of tax	4	4	4

Net income attributable to Amkor — diluted	$29	$57	$50

Weighted average shares outstanding — basic	194	183	183
Effect of dilutive securities:
Stock options and unvested restricted shares	1	1	1
2.5% convertible notes due 2011	—	3	3
6.25% convertible notes due 2013	—	13	13
6.0% convertible notes due 2014	83	83	83

Weighted average shares outstanding — diluted	278	283	283

Net income attributable to Amkor per common share:
Basic	$0.13	$0.28	$0.24

Diluted	$0.10	$0.20	$0.18

*	We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by GAAP. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions.
However, this measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months
	Ended March 31,
	2011	2010
	(In thousands, except per share data)
Net sales	$664,950	$645,738
Cost of sales	538,264	508,782

Gross profit	126,686	136,956

Operating expenses:
Selling, general and administrative	64,558	56,296
Research and development	12,129	11,673

Total operating expenses	76,687	67,969

Operating income	49,999	68,987

Other (income) expense
Interest expense	18,789	22,369
Interest expense, related party	2,580	3,812
Interest income	(587)	(733)
Foreign currency loss	1,731	975
Equity in earnings of unconsolidated affiliate	(1,518)	(1,101)
Other income, net	(144)	(241)

Total other expense, net	20,851	25,081

Income before income taxes	29,148	43,906
Income tax expense (benefit)	3,382	(167)

Net income	25,766	44,073
Net (income) loss attributable to noncontrolling interests	(663)	224

Net income attributable to Amkor	$25,103	$44,297

Net income attributable to Amkor per common share:
Basic	$0.13	$0.24

Diluted	$0.10	$0.18

Shares used in computing per common share amounts:
Basic	194,067	183,226
Diluted	277,585	282,509

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2011	2010
	(In thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$392,951	$404,998
Restricted cash	19,712	17,782
Accounts receivable:
Trade, net of allowances	349,398	392,327
Other	19,152	17,970
Inventories	185,642	191,072
Other current assets	43,928	37,918

Total current assets	1,010,783	1,062,067

Property, plant and equipment, net	1,558,835	1,537,226
Intangibles, net	12,236	13,524
Investments	29,473	28,215
Restricted cash	1,940	1,945
Other assets	88,306	93,845

Total assets	$2,701,573	$2,736,822

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$132,620	$150,081
Trade accounts payable	406,110	443,333
Accrued expenses	165,388	178,794

Total current liabilities	704,118	772,208

Long-term debt	960,908	964,219
Long-term debt, related party	150,000	250,000
Pension and severance obligations	109,779	103,543
Other non-current liabilities	12,336	10,171

Total liabilities	1,937,141	2,100,141

Equity:
Amkor stockholders’ equity:
Preferred stock	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 197,178 and 183,467 shares issued, and 197,061 and 183,420 shares outstanding, in 2011 and 2010, respectively	197	183
Additional paid-in capital	1,607,942	1,504,927
Accumulated deficit	(865,167)	(890,270)
Accumulated other comprehensive income	14,991	15,457
Treasury stock, at cost, 117 and 47 shares in 2011 and 2010, respectively	(862)	(284)

Total Amkor stockholders’ equity	757,101	630,013
Noncontrolling interests in subsidiaries	7,331	6,668

Total equity	764,432	636,681

Total liabilities and equity	$2,701,573	$2,736,822

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months
	Ended March 31,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net income	$25,766	$44,073
Depreciation and amortization	83,442	75,805
Other operating activities and non-cash items	4,896	(1,419)
Changes in assets and liabilities	6,123	(14,730)

Net cash provided by operating activities	120,227	103,729

Cash flows from investing activities:
Purchases of property, plant and equipment	(113,881)	(67,092)
Proceeds from the sale of property, plant and equipment	278	364
Financing lease payment from unconsolidated affiliate	3,020	4,896
Other investing activities	(1,057)	(6,168)

Net cash used in investing activities	(111,640)	(68,000)

Cash flows from financing activities:
Borrowings under revolving credit facilities	—	3,261
Payments under revolving credit facilities	—	(34,253)
Proceeds from issuance of short-term working capital facility	15,000	15,000
Payments of short-term working capital facility	(15,000)	(15,000)
Proceeds from issuance of long-term debt	—	38,824
Payments of long-term debt	(20,413)	(13,661)
Payments for debt issuance costs	—	(166)
Proceeds from issuance of stock through stock compensation plans	627	399
Payments of minimum tax withholding for restricted shares	(696)	—

Net cash used in financing activities	(20,482)	(5,596)

Effect of exchange rate fluctuations on cash and cash equivalents	(152)	(66)

Net (decrease) increase in cash and cash equivalents	(12,047)	30,067
Cash and cash equivalents, beginning of period	404,998	395,406

Cash and cash equivalents, end of period	$392,951	$425,473